                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the use in this Registration Statement (No. 333-98077) on Amendment No. 1 to Form S-4 of Quality Distribution, LLC of our report dated March 15, 2002, except for Notes 1 and 18 as to which the date is June 30, 2002, relating to the financial statements of Quality Distribution, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, FL
September 27, 2002